UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-147019	73-1733867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Sutter Street, 22nd Floor San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 1, 2010, Prosper Marketplace, Inc. (“Prosper”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with certain of its existing investors, pursuant to which, Prosper issued and sold to such investors a series of Convertible Promissory Notes (each, a “Note” and, collectively, the “Notes”), dated as of February 1, 2010, in the aggregate principal amount of $2,000,000.  The Note purchasers (each, a “Note Purchaser” and, collectively, the “Note Purchasers”) are as follows: Accel IX L.P. and certain of its affiliates (collectively, the “Accel Investors”); Benchmark Capital Partners V, L.P.; Agilus Ventures IV, Limited Partnership, and certain of its affiliates (collectively, the “Agilus Investors”); Meritech Capital Partners III, L.P., and certain of its affiliates; DAG Ventures I-N, LLC and certain of its affiliates; and Omidyar Network Fund LLC. Interest on the Notes accrues at a per annum rate of 15.0%.  All principal and accrued interest under the Notes are due in a single payment on April 1, 2010 (the “Maturity Date”).  If, prior to the Maturity Date, Prosper consummates a preferred stock financing for an aggregate purchase price of $5,000,000 or more, each Note Purchaser will have an option to have its Note paid in full or converted into shares of the preferred stock sold pursuant to such financing at the per share purchase price for such financing.  Prosper’s obligations under the Notes are unsecured.

Prior to entering into the Purchase Agreement, there was no material relationship between Prosper and any of the Note Purchasers except to the extent that each Note Purchaser participated in Prosper’s previous equity financings in April 21, 2005, February 6, 2006 and June 15, 2007. In addition, the following members of Prosper’s Board of Directors are affiliated with one of the Note Purchasers: James W. Breyer is a partner of Accel Ventures, which is an affiliate of the Accel Investors; Robert C. Kagle is the general partner of Benchmark Capital, which is an affiliate of Benchmark Capital Partners V, L.P.; and Lawrence W. Cheng is the managing partner of Volition Capital, LLC, which manages the existing U.S. portfolio of the Agilus Investors under a sub-advisory agreement.

In connection with the Purchase Agreement, Prosper issued to the Note Purchasers fully vested warrants to purchase an aggregate of 328,356 shares of Prosper’s Common Stock at an exercise price of $0.56 per share (collectively, the “Warrants”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 is hereby incorporated by reference. No underwriting discounts or commissions were paid in connection with the Notes and the Warrants. The Notes and the Warrants were sold in reliance on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) of the Securities Act relative to sales by an issuer not involving any public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: February 3, 2010	By:	/s/ Kirk T. Inglis
Kirk T. Inglis
Chief Financial Officer and Chief Operating Officer